Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1/A1 of Ring Energy, Inc. of our report dated April 1, 2013 relating to the consolidated financial statements of Ring Energy, Inc. as of and for the years ended December 31, 2012 and 2011. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

January 24, 2014